CERTIFICATE SUPPORTING LEGAL OPINION

This Certificate is being issued to provide Locke Lord Bissell & Liddell LLP (the “Law Firm”) with certain factual information required in order to render opinion letters (the “Opinions”) in connection with the transactions described in and contemplated by (i) the Underwriting Agreement, dated October 23, 2007 (the “Underwriting Agreement”), among Panhandle Eastern Pipe Line Company, LP (the “Company”) and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as representatives of the several underwriters named in Exhibit A therein, and (ii) the Indenture, dated as of March 29, 1999 (the “Base Indenture”) between the Company and The Bank of America Trust Company, N.A. (successor to J.P. Morgan Trust Company, National Association, Bank One Trust Company, National Association, and NBD Bank) as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of October 26, 2007 (the “Fifth Supplemental Indenture and, together with the Base Indenture, the “Indenture”).  Unless otherwise defined herein, the terms used herein are used as defined in the Opinions.

With knowledge that the matters set forth herein will be relied upon by the Law Firm in rendering the Opinions, the undersigned, having knowledge of the matters set forth herein, hereby certifies, to the best knowledge of the undersigned, as follows:

1.
The undersigned is the duly elected and qualified Vice President, Assistant General Counsel and Secretary of Southern Union Company, a Delaware corporation and sole member of Southern Union Panhandle LLC, the general partner of the Company (“Parent”), and as such officer has all requisite power and authority to execute and deliver this Certificate to the Law Firm.

2.	The undersigned has taken all necessary steps to verify the information set forth in this Certificate.

3.
The copies of the resolutions of the board of directors of Parent (on behalf of Parent as well as for Parent acting in its capacity as the sole member of Southern Union Panhandle LLC, acting as the general partner of the Company) and the Pricing Committee of the Company, attached hereto as Exhibits A-1, A-2 and A-3, are true, complete and correct, and have not been amended or revoked since the date adopted and are the only authorizations and resolutions relating to the matters that are the subject matter of the Opinions.

4.
A true and complete copy of the Certificate of Limited Partnership of the Company is attached hereto as Exhibit B.  Such Certificate of Limited Partnership is in full force and effect as of the date hereof and has not been otherwise amended, modified or supplemented.

5.
A true and complete copy of the Agreement of Limited Partnership of the Company is attached hereto as Exhibit C.  Such Agreement of Limited Partnership is in full force and effect as of the date hereof and has not been otherwise amended, modified or supplemented.

6.
A true and complete copy of the form of $300,000,000 aggregate principal amount of the Company’s 6.20% Senior Notes due 2017 (the “Securities”) to be issued pursuant to the Indenture and which are to be sold pursuant to the provisions of the Underwriting Agreement is attached hereto as Exhibit D.

7.
The Company has the limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under the Underwriting Agreement.  Attached hereto as Exhibit E is a list of jurisdictions in which each of the Company’s and its subsidiaries’ ownership or lease of property or the conduct of its business requires qualification as a foreign entity.

8.
The execution, delivery and performance of the Underwriting Agreement and the Indenture, the issuance and sale of the Securities being delivered on the date hereof, and the compliance by the Company with the terms of, and the consummation of the transactions contemplated by, the Underwriting Agreement, the Indenture and the Securities will not (i) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Material Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument listed as an exhibit in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or in any report subsequently filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act prior to the date hereof, (ii) result in any violation of the Organizational Documents or (iii) result in the violation of any law, statute or regulation (other than the blue sky laws of the various states as to which we express no opinion) or any judgment or order of any court or arbitrator or governmental authority except, in the case of clauses (i) and (iii) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

9.
There are no franchises, deeds of trust, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments that would be required to be described or referred to in the General Disclosure Package and the Final Prospectus that are not described or referred to in the General Disclosure Package or Final Prospectus other than those described or referred to therein or incorporated by reference thereto, and the descriptions thereof or references thereto are correct in all material respects.

10.
No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Securities by the Company, except for (i) the registration of the Securities under the Securities Act, which registration has been effected, and (ii) such consents, approvals, authorizations, orders and filings as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

11.
Neither the Company nor any of its Material Subsidiaries is a party to, and none of their respective properties are the subject of, any material pending legal or governmental proceedings, other than ordinary routine litigation incidental to their respective businesses or proceedings disclosed in its public reports filed with the Securities and Exchange Commission.

12.
The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company,” as defined in the Investment Company Act of 1940, as amended.

13.
Each person who, as an officer of the Company or Southern Union or director of Parent, signed the Registration Statement, the Underwriting Agreement, the Indenture or the other agreements, documents and instruments contemplated thereby was, at the respective times of such signing and the delivery thereof, duly elected, qualified and acting as such officer or director.

14.
The undersigned is not aware of any reason why any of the assumptions stated in any of the Opinions is false.  The undersigned is not aware of any fact that would make reliance on those assumptions unreasonable.

15.
Neither the undersigned nor the Company is aware of any fact or circumstance which would render any representation or warranty made by the Company in the Underwriting Agreement, or in any exhibit, certificate or other document delivered by the Company pursuant to or in connection with the Underwriting Agreement or the transactions contemplated thereby, false or misleading.  Neither the Underwriting Agreement nor any exhibit, certificate or other document delivered by the Company pursuant to or in connection with the Underwriting Agreement or the transactions contemplated thereby (taken as a whole) omits to state a material fact necessary to be stated therein to make the statements contained therein not misleading.

16.	Each of the Underwriting Agreement and Indenture was delivered by the Company with the intent to be legally bound thereby.

17.
Neither the undersigned nor the Company is aware of any fact or circumstance which would render any conclusion reached in the Opinions or any statement in the Opinions inaccurate or misleading in any respect.

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                   AUSTIN: 0060018.00004: 372434v2

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of 26th day of October 2007.

By:__________________
Name: Robert M. Kerrigan, III
                                                                                                                Title:   Vice President, Assistant General
                                                                                                  Counsel and Secretary

                   AUSTIN: 0060018.00004: 372434v2